Exhibit 99.1

Shineco, Inc. Announces Appointment of New CEO

BEIJING, May 7, 2021 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural and hemp products, today announced that Mr. Guocong Zhou had step down as CEO of the Company, effective May 5, 2021. He was succeeded by Ms. Ou Yang, who has extensive experience in the capital market and the healthcare industry, on May 6, 2021.

Ms. Ou Yang has served as a partner of Wuhan Sinopharm Optical Valley Capital Management Co., Ltd., a subsidiary of China National Pharmaceutical Group Corporation and an equity investment institution focusing on the medical and healthcare field, since January 2020 and has been responsible for the investment and post-investment management of the funds managed by the company. From May 2014 to December 2019, Ms. Yang worked at multiple fund management companies and investment companies under Northeast Securities Co., Ltd (SHE: 000686), in various roles, including general manager, deputy general manager, director, and member of investment committee, and was in charge of or participated in the investment of buyout funds in the United States and Europe. Ms. Yang obtained her bachelor’s degree and master’s degree in Finance from Jilin University School of Economics in 2006 and 2008, respectively.

Mr. Yuying Zhang, Chairman of Shineco, commented, “We want to extend our heartfelt gratitude to Mr. Guocong Zhou for his contribution to our company and we welcome Ms. Ou Yang to join us. The change we make at this moment is significant to the growth of Shineco. We believe that Ms. Yang will bring the Company new opportunities for its future development.”

Ms. Ou Yang, CEO of Shineco, stated, “I am very grateful for this opportunity. I look forward to building on the great foundation and the growth potential of Shineco’s business and working with the team. Looking forward, we will focus on the extension, transformation and upgrade of our industry chain, and investing in certain business segments with higher R&D capabilities and industry value to create value for our shareholders.”

About Shineco, Inc.

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shineco is a holding company. Through its subsidiaries and variable interest entities, Shineco undertakes vertically- and horizontally-integrated production, distribution, and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. For more information about Shineco, please visit http://tianyiluobuma.com.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission, including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its annual report on Form 10-K for the fiscal year ended June 30, 2020. The forward-looking statements in this press release are based on current expectations and Shineco assumes no obligation to update these forward-looking statements.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com